Exhibit 21.1 LIST OF SUBSIDIARIES OF THE REGISTRANT. List of direct and indirect subsidiaries as of December 31, 2020 Country of incorporation Name legal entity Australia Cohda Wireless Pty Ltd. (27%)* Austria NXP Semiconductors Austria GmbH & Co KG Austria Catena DSP GmbH Belgium NXP Semiconductors Belgium N.V. Brazil NXP Semicondutores Brasil Ltda. British Virgin Islands Freescale Semiconductor Holding Limited Canada NXP Canada Inc. China NXP (China) Management Ltd. China NXP (Chongqing) Semiconductors Co. Ltd. China NXP Semiconductors (Shanghai) Co., Ltd. China Datang NXP Semiconductors Co., Ltd (49%)* China NXP Qiangxin (Tianjin) IC Design Co. Ltd. (75%)* China Freescale Semiconductor (China) Ltd. Czech Republic NXP Semiconductors Czech Republic s.r.o. France NXP Semiconductors France SAS Germany SMST Unterstützungskasse GmbH Germany NXP Semiconductors Germany GmbH Germany Catena Germany GmbH Hong Kong NXP Semiconductors Asia Hong Kong Limited Hungary NXP Semiconductors Hungary Ltd. India NXP India Pvt. Ltd. India Intoto Software India Private Limited Ireland GloNav Ltd. Israel NXP Semiconductors Israel Limited Israel Freescale Semiconductor Israel Limited Japan NXP Japan Limited Korea NXP Semiconductors Korea Ltd. Malaysia Freescale Asia Fulfillment Centre Sdn Bhd. Malaysia NXP Malaysia Sdn Bhd. Mexico NXP Semiconductors México, S. de R.L. de C.V. Netherlands NXP B.V. Netherlands NXP Semiconductors Netherlands B.V. Netherlands NXP Software B.V. Netherlands Catena Holding B.V. Netherlands Catena Microelectronics B.V. Netherlands Catena Radio Design B.V. Philippines NXP Philippines, Inc. Romania NXP Semiconductors Romania Srl

Russia NXP Semiconductors Moscow LLC Singapore NXP Semiconductors Singapore Pte. Ltd. Singapore Systems on Silicon Manufacturing Company Pte Ltd (61.2%)* Sweden NXP Semiconductors Nordic AB Switzerland Freescale Semiconductor EME&A SA Taiwan NXP Semiconductors Taiwan Ltd. Thailand NXP Manufacturing (Thailand) Co., Ltd. Thailand NXP Semiconductors (Thailand) Co., Ltd. Turkey NXP Semiconductors Elektonik Ticaret A.S. United Kingdom NXP Laboratories UK Ltd. USA NXP Funding LLC USA Intoto LLC USA Freescale Semiconductor International Corporation USA Omniphy, Inc. USA Freescale Semiconductor Holdings V, Inc. USA NXP USA, Inc. * = joint venture